EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Incentive Stock Option Plan and the 1986 Employee Stock Purchase Plan, As Amended, of Linear Technology Corporation of our reports dated July 18, 1997, with respect to the consolidated financial statements of Linear Technology Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP
                                                           /s/ Ernst & Young LLP


San Jose, California
November 17, 1997